UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2010

INTELIMAX MEDIA INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-53685	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2320 – 555 West Hastings Street, Vancouver, British Columbia V6B 4N4
(Address of principal executive offices)(Zip Code)

(604) 742-1111
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Election of Directors

Item 5.07     Submission of Matters to a Vote of Shareholders

On November 18, 2010, at 10:00 am PST, Intelimax Media Inc. (the “Company”, “we”, “us”) held its annual meeting of shareholders at the offices of the Company’s counsel.  At the meeting, the Company’s shareholders re-elected Michael Young and Richard Skujins to the Company’s board of directors.  Ray Slee, the other nominated person did not stand for re-election.  In place of Mr. Slee, the Company appointed Glenn Little, the details of which appointment were disclosed in a Current Report on Form 8-K filed by the Company on November 17, 2010.

At the meeting, the Company’s sharesholders also approved the appointment of Saturna Group Chartered Accountants LLP as the Company’s independent public accounting firm.

Michael Young, Director

Michael Young has been our director since April 28, 2009.  Mr. Young was also appointed as our President and Secretary on May 28, 2009 in connection with the closing of our merger with Intelimax and resigned as an officer on March 25, 2010.

Mr. Young was the President and founder of Intelimax since April 2006.   He is also currently CEO and Director of Carbon Friendly Solutions Inc. an environmental company listed on the TSX Venture Exchange focusing on wood waste utilization and the development of bio energy products that offset the use of fossil fuels to reduce carbon emissions.

From June 2005 to July 2006, he was Director and Corporate Secretary for Stream Communications Network & Media Inc., and responsible for Corporate Development and Public Relations of Stream since October 2000. During his time with Stream the company grew from start up to 65,000 subscribers and raised over US $15 million of private debt and equity to accomplish its growth objectives.

From 1994 to present Mr. Young has been helping individuals and small businesses achieve both short and long term financial security goals acting as a self-employed independent consultant. Mr. Young is a graduate of the Certified Financial Planning Education Program from the Financial Advisors Association of Canada and the British Columbia Institute of Technology, where he studied Business Administration.

Richard Skujins, Director

Mr. Skujins was appointed as our Director on May 28, 2009 in connection with the closing of our merger with Intelimax.

Mr. Skujins has over 16 years of business experience as owner, operator and investor with various private companies in the construction, roofing, IT and restaurant sectors.  From 1992 to the present Mr. Skujins has been the principal owner and operator of Cambie Roofing and Drainage.  Cambie Roofing has been a successful family operated commercial and residential roofing and drainage company for over 50 years in British Columbia.

Our board of directors now consists of Michel Young, Richard Skujins and Glenn Little.  There have been no transactions between our company and Mr. Little since the company’s last fiscal year which would be required to be reported herein.  There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIMAX MEDIA INC.

/s/ Glenn Little
Glenn Little
President and Director

Date:  November 18, 2010

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